UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015
JACKSONVILLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 421-3040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 28, 2015, the Boards of Directors of Jacksonville Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Jacksonville Bank, approved The Jacksonville Bank Executive Officer Incentive Plan (the “Plan”).  The Plan is an annual cash incentive plan administered by the Compensation Committee of the Company’s Board and its delegates.  The Plan provides executive officers of the Company and the Bank an opportunity to earn cash awards tied to the achievement of performance measures related to specified financial metrics for the Company or the Bank and/or individual performance criteria.

The Plan includes a “funding trigger” metric in that the Company must earn at least 75% of its budgeted pre-tax income for the year in order for any participant to receive a payout under the Plan. Once the funding trigger has been met, the payments to the participants are based on individualized scorecards for each participant that include the annual performance goals. Each participant’s scorecard establishes an annual incentive opportunity determined as a percentage of the participant’s base salary. The amount of potential payments to the participants are tied to achievement of the performance goals at “threshold,” “target,” and “stretch” performance levels. Target represents the expected level of achievement.  Threshold represents the minimum level of performance for which a payment will be made. Stretch represents outstanding performance resulting in a maximum level of payment.

If performance is below the threshold for any particular goal, no payment will be made for that goal; however, other goals that are achieved at least at the threshold level of performance will be paid. Actual performance between the threshold, target and stretch performance levels will be interpolated to determine the amount of payment based on relative achievement of the goals.

The Plan is based on a calendar year and actual performance will be measured as of December 31 each year.  Generally, performance goals are defined at the beginning of the Plan year. Rewards attributable to a particular Plan year are expected to be paid by March 15th of the following year.   The effective date of the Plan is January 1, 2015.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Exhibit

10.1	The Jacksonville Bank Executive Officer Incentive Plan. †

† Identifies management contracts or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:		/s/ Valerie A Kendall
	Name:	Valerie A. Kendall
	Title:	Executive Vice President and Chief
Financial Officer

Date:  July 29, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	The Jacksonville Bank Executive Officer Incentive Plan. †

† Identifies management contracts or compensatory plans or arrangements.